Exhibit 5.1

November 10, 2009

The Board of Directors of Altair Nanotechnologies Inc.
204 Edison Way
Reno, Nevada 89502

Re:      Amendment No. 1 to Registration Statement on Form S-3

Dear Sirs:

We have acted as Canadian counsel to Altair Nanotechnologies Inc., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”), in connection with the Registration Statement on Form S–3, File No. 333-162310 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Corporation under the Securities Act of 1933, as amended (the “Securities Act”) for the registration of 6,596,958 of the Corporation’s common shares (the “Shares”), and associated share purchase rights (the “Rights”), to be issued upon the exercise of warrants (the “Warrants”) previously offered and sold by the Corporation on May 28, 2009 and registered with the Commission pursuant to that certain Registration Statement on Form S-3, File No. 333-137099 that was declared effective on October 3, 2006.  The Corporation has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement.  The Shares are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant.  We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant.  We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed.  For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

Based upon and subject to the foregoing, we are of the opinion that:

1.    The Shares issuable upon exercise of the Warrants have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

2.    The Rights associated with the Shares, when issued and sold together with the Shares in accordance with the terms of the Warrants and as contemplated in the Registration Statement and the Prospectus, will be validly issued.

The opinion set forth in paragraph 2 above is limited to the corporate authorization and valid issuance of the Rights under the laws of the Province of Ontario.  We do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the authorization, execution, delivery or administration of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement.  In rendering the opinion set forth in paragraph 2 above, we have assumed that the Corporation’s Board of Directors has acted and will act in accordance with its fiduciary duties with respect to the authorization, execution, delivery and administration of the Rights Agreement and the issuance of the Rights.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Corporation and others.  The opinions expressed herein are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the reference to our firm under “Legal Matters” in the Prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours very truly,

/s/ Cassels Brock & Blackwell LLP